                                                                    EXHIBIT 10.7


                               VERTICALNET, INC.

                          COMPARISON SHOPPING SERVICE
                            SUBSCRIPTION AGREEMENT


         This Comparison Shopping Service Agreement (the "Agreement") is entered
                                                          ---------
into as of __________, 1998 (the "Effective Date") by and between Junglee Corp.,
                                  --------------
a Delaware corporation, having its principal place of business at 1250 Oakmead Pkwy., Suite 310, Sunnyvale, CA 94086 ("Junglee") and VerticalNet, Inc..
                                        -------
("VerticalNet"), a corporation having its principal place of business at 2
  -----------
Walnut Grove Drive, Suite #150, Horsham, PA 19044.


                                R E C I T A L S

         A. WHEREAS, Junglee has developed a comparison shopping guide and service through its proprietary technology which searches, retrieves, organizes and presents data from disparate sources;

         B. WHEREAS, VerticalNet wishes to subscribe to, and use and promote Junglee's Comparison Shopping Services (defined below) as part of VerticalNet's Site (defined below) on the World Wide Web on the terms and conditions set forth herein.

         NOW THEREFORE, in exchange for the mutual promises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

1.1      "Junglee Comparison Shopping Service" means the Junglee-hosted on-line
          -----------------------------------
         service that provides comparison shopping and related information retrieval across selected product and service categories and merchants, functioning substantially as is described on Exhibit A hereto, as such
                                                      ---------
         service may be modified or replaced from time to time, for users and customers of the VerticalNet's Site (defined below).

1.2      "Wrapped Site" means a single data source for which Junglee has
          ------------
         extracted, or can extract dynamically, information used in creating results sets and information provided in the Junglee Comparison Shopping Service. A single data source is a collection of data at one location or web site, relating to a single market that has a common organization and structure.

1.3      "VerticalNet Site" means VerticalNet's current and future sites on the
          ----------------
         World Wide Web.

1.4      "Proprietary Technology" means Junglee's proprietary computer programs
          ----------------------
         and software, including the Virtual Data Base ("VDB") Engine, and all services, processes, data, information, tables, and Wrappers created by Junglee, and all improvements, updates, fixes, releases and updates related thereto, which searches, retrieves, organizes and presents data from disparate sources and Wrapped Sites as described hereunder for use with the Junglee Comparison Shopping Service.

1.5      "Intellectual Property" means any intellectual property or proprietary
          ---------------------
         rights, including but not limited to copyright rights (including rights in audiovisual works), moral rights, trademark (including logos, slogans, trade names, service marks), patent rights (including patent applications and disclosures), know-how, inventions, rights of priority, and trade secret rights, recognized in any country or jurisdiction in the world.

1.6      "Delivery Date" means the first date on which the Junglee Comparison
          -------------
         Shopping Service is operating and accessible from the VerticalNet Site.

2.       SUBSCRIPTION SERVICES

2.1      Subscription. Subject to the terms and conditions of this Agreement,
         ------------
         VerticalNet hereby subscribes to the Junglee Comparison Shopping Service for the Term (the "Subscription"). The Subscription shall give
                                    ------------
         VerticalNet the nonexclusive and nontransferable (except as provided in Section 11.3) right to promote, use and offer the Junglee

         Comparison Shopping Service to customers and users accessing the VerticalNet Site for the Term solely as part of the VerticalNet Site. VerticalNet shall also have the right to offer and sell advertising, promotion, merchandising or marketing services (including, but not limited to banners, links, marketing services, promotions, product tie-ins, product or service merchandising and sponsorships) to third parties on the shopping guide page of the VerticalNet Site and any related category level pages, results pages, search pages or other
                                                      ------
         pages or placements used or made available in connection with the Junglee Comparison Shopping Service. The Subscription shall not be cancelable by VerticalNet except as provided in this Agreement. VerticalNet understands and agrees that the content, maintenance and operation of the Junglee Comparison Shopping Service and the Proprietary Technology related thereto will be exclusively controlled and owned by Junglee, and will reside [be hosted] on Junglee's hardware and equipment.

2.2      No Grant of License. Junglee does not grant to VerticalNet any other
         -------------------
         right, or any license, express or implied, in the Proprietary Technology or any other Junglee software or Junglee Intellectual Property.

3.       VERTICALNET'S OBLIGATIONS

3.1      Marketing. As a part of the Subscription, VerticalNet will provide
         ---------
         Junglee with the Branding and Marketing Assistance described in Exhibit
                                                                         -------
         B hereto.
         -

3.2      Restrictions. VerticalNet shall not (a) reverse engineer, disassemble,
         ------------
         decompile or otherwise attempt to derive source code from the Proprietary Technology, (b) make the Proprietary Technology available to any third parties other than as expressly permitted in this Agreement, (c) modify, adapt, translate or create derivative works based on the Proprietary Technology, (d) reproduce any portion of the Proprietary Technology except as expressly permitted herein, or (e) permit or authorize any party to do any of the foregoing.

4.       COMPENSATION

4.1      Fees. VerticalNet shall pay Junglee the Advertising Fee, and Junglee
         ----
         shall pay VerticalNet the Merchant Fee, set forth in Exhibit C pursuant
                                                              ---------
         to the payment schedule set forth therein (collectively, the "Fees").
                                                                       ----
         VerticalNet or Junglee, as the case may be, shall pay a late fee on all amounts not paid within thirty (30) days of the date due set forth on Exhibit C equal to one and one-half percent (1 1/2%) per month of such outstanding amounts or the highest rate allowed by law, whichever is less. All fees quoted and payments made hereunder shall be in U.S. Dollars and may be made by wire transfer or check to the financial institution of designated by a party or by check.

4.2      Taxes. Amounts payable to Junglee or VerticalNet under this Agreement
         -----
         are payable in full to Junglee or VerticalNet without off-set or deduction for taxes (including any withholding tax) or customs duties. In addition, VerticalNet and Junglee shall be responsible for and shall indemnify and defend each other for any sales, use, value-added and similar transaction taxes and customs duties paid or payable, however designated, levied, or based on amounts payable to Junglee or VerticalNet hereunder. VerticalNet and Junglee will not be responsible for paying any United States federal, state and local taxes based on Junglee's or VerticalNet's income.

4.3      Books and Records. Each party agrees that accompanying each payment of
         -----------------
         Fee hereunder, the paying party will deliver to the receiving party with the Fee a report containing such information which is reasonably necessary for the computation of the payment of the Fee. Each party will maintain complete records concerning the computation and payment of Fees throughout the Term and for a period of one (1) year after the end of the Term.

4.4      Audit. During the Term and for a period of one (1) year after the end
         -----
         of the Term, each party (the "Auditor") shall have the right, upon
                                       -------
         reasonable advance notice, during normal business hours to inspect and review the records of the other party (the "Audited Party") on which
                                                     -------------
         the records described in Section 4.3 are based (the "Audit"); provided,
                                                              -----    --------
         that the Auditor gives the Audited Party reasonable prior written notice of the Audit. The Auditor shall conduct the Audit through an independent accounting firm at the Auditor's sole cost and expense; except that if the Audit reveals a shortfall in the Fee payable which exceeds five percent (5%) of the Fee due the Auditor for the period covered by the Audit, then the Audited Party shall pay the reasonable costs and expenses of the Audit. All information reviewed and obtained during the Audit shall be treated as Confidential Information pursuant to Section 7.

5. MAINTENANCE AND SUPPORT Junglee shall provide maintenance and technical support for the Junglee Comparison Shopping Service to VerticalNet from 9:00 a.m. to 6:00 p.m., Pacific Time on business days. All support shall be provided in English from Junglee's offices, via telephone or electronic mail unless otherwise agreed in advance in writing. Junglee shall make a reasonable effort to respond to all requests for support within a commercially reasonable amount of time, not to exceed five (5) hours, or if the request for support is received outside of Junglee's business hours, by noon of Junglee's next business day. Junglee's obligation to provide support under Section 5 shall extend solely to requests for support received from VerticalNet. Junglee will have no obligation to furnish any assistance, information or documentation with respect to the Proprietary Technology to any user other than as provided for in this Agreement for VerticalNet.

6.       PROPRIETARY RIGHTS

6.1      Ownership. VerticalNet understands and agrees that Junglee is the
         ---------
         exclusive owner of and holds and shall retain, all right, title and interest in and to the Proprietary Technology, including without limitation all Intellectual Property therein. Both parties agree that there shall be joint ownership of all right, title and interest in and to any and all information, data, and compilations resulting from or related to use of the Junglee Comparison Shopping Service and operation of the Proprietary Technology, including without limitation, queries, searches, search results, customers, advertisers, user identities and information, Merchant identities and information, product or service information and price information. Each party can use any such jointly owned material without royalty obligation or any other accounting obligation to the other party therefor.

6.2      Intellectual Property. If a party desires to use any of the other
         ---------------------
         party's Intellectual Property the requesting party will obtain the appropriate approvals and guidelines for use of the other party's Intellectual Property from the other party. Nothing herein shall grant a party any right, title or interest in the other party's Intellectual Property. At no time during or after the term of this Agreement shall a party challenge or assist others to challenge the other party's Intellectual Property or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party.

7.       CONFIDENTIALITY.

7.1      Confidentiality Information. Each party (the "Receiving Party")
         ---------------------------                   ---------------
         acknowledges that by reason of its relationship to the other party (the "Disclosing Party") hereunder, the Receiving Party will have access to
          ----------------
         certain information and materials, including the terms of this Agreement, concerning the Disclosing Party's business, plans, technology, products and services that are confidential and of substantial value to the Disclosing Party, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). The Receiving Party agrees that it shall
           ------------------------
         not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the Disclosing Party. The Receiving Party shall take every reasonable precaution to protect the confidentiality of Confidential Information. Upon request by the Receiving Party, the Disclosing Party shall advise whether or not it considers any particular information to be Confidential Information. The Receiving Party shall not publish any technical description of the Disclosing Party's Confidential Information beyond any descriptions published by the Disclosing Party. In the event of expiration or termination of this Agreement, there shall be no use or disclosure by the Receiving Party of any Confidential Information of the Disclosing Party, and the Receiving Party shall not develop any software, devices, components or assemblies utilizing the Disclosing Party's Intellectual Property.

7.2      Exclusions. Confidential Information does not include any information
         ----------
         that the Receiving Party can demonstrate by written records: (a) was known to the Receiving Party prior to its disclosure hereunder by the disclosing party; (b) is independently developed by the Receiving Party; (c) is or becomes publicly known through no wrongful act of the Receiving Party; (d) has been rightfully received from a third party whom VerticalNet has reasonable grounds to believe is authorized to make such disclosure without restriction; (e) has been approved for public release by the Disclosing Party's prior written authorization; or (f) must be produced or disclosed pursuant to applicable law, regulation or court order, provided that the receiving party provides prompt advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure. In addition, Junglee and VerticalNet may disclose the existence and terms of this
                     -----------
         Agreement in connection with a potential acquisition of substantially the entire business of Junglee or VerticalNet or a private or public offering of Junglee's or VerticalNet's securities, and each party may also discuss the terms of this agreement to its counsel, accountants, directors and agents in accordance with the terms of this Section 7.


8.       REPRESENTATIONS AND WARRANTIES AND INDEMNITY

8.1      Proprietary Technology Warranty. Junglee represents and warrants that:
         -------------------------------
         (i) Junglee owns all right, title and interest in and to the Proprietary Technology; (ii) the use of the Proprietary Technology as contemplated hereunder does not violate or infringe upon any United States copyright or other intellectual property rights of any third party; and (iii) Junglee has the right, power and authority to grant the rights specified in this Agreement.

8.2      Performance. Junglee warrants that for the term of this Agreement, the
         -----------
         Junglee Comparison Shopping Service shall substantially perform the functionality described in Exhibit A. Junglee's sole obligation and liability, and VerticalNet's sole remedy, with respect to any breach of this paragraph, shall be Junglee's provision of the maintenance and support obligations listed in Section 5.

8.3 Junglee warrants that (a) the Proprietary Technology are designed to be used prior to, during, and after January 1, 2000 A.D. and with data related to dates ("Date Data") from all such time periods, and (b) the Proprietary Technology, when used in accordance with the documentation therefor, does and will (i) operate during each such time period without interruption or human intervention with four digit year processing on all Date Data, including errors, omissions or interruptions from functions that involve Date Data from more than one century or leap years, regardless of the date of processing or date of Date Data, (ii) provide results from any operation accurately reflecting any Date Data used in the operation performed, with output having four digit years, (iii) accept two digit year Date Data in a manner that resolves any ambiguities as to century in a defined manner, and (iv) provide date interchange in the ISO 8601:1988 standard of CCYYMMDD. As used herein, "Date Data" means any data, input or output which includes a date, an indication of date or is date dependent.

8.4      Indemnity by Junglee. Junglee shall indemnify, defend and hold harmless
         --------------------
         VerticalNet, its affiliates and subsidiaries and their respective directors, officers, employees, successors and assigns (each, an AVerticalNet Indemnified Party") from and against any and all suits, actions, proceedings at law or in equity, claims, and losses asserted against, including without limitation expenses of litigation and reasonable attorneys' fees, in connection with any claims made or suits brought by third parties against by any VerticalNet Indemnified Party either i) arising out of or resulting from the services provided by Junglee hereunder or ii) by reason of Junglee's breach of any representation hereunder.

9.       LIMITATION OF LIABILITY AND DISCLAIMER

9.1      Limitation of Liability. EXCEPT FOR CLAIMS CONSTITUTING A BREACH OF
         -----------------------
         JUNGLEE'S REPRESENTATIONS UNDER SECTION 8.1, JUNGLEE'S TOTAL LIABILITY ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE MOST RECENT YEAR'S FEE PAID BY VERTICALNET TO JUNGLEE UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO EACH OTHER OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS TO THE PROPRIETARY TECHNOLOGY.

9.2      Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE JUNGLEE COMPARISON
         ----------
         SHOPPING SERVICE IS PROVIDED FOR VERTICALNET'S USE DURING THE TERM OF THIS AGREEMENT "AS IS." JUNGLEE MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE JUNGLEE COMPARISON SHOPPING SERVICE OR JUNGLEE'S SERVICES HEREUNDER, AND JUNGLEE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. JUNGLEE DOES NOT WARRANT THAT THE OPERATION OF THE JUNGLEE COMPARISON SHOPPING SERVICE OR HOSTING ENVIRONMENT WILL BE UNINTERRUPTED OR ERROR-FREE. FURTHERMORE, JUNGLEE DOES NOT MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE JUNGLEE COMPARISON SHOPPING SERVICE IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

10.      TERM AND TERMINATION

10.1     Term. The term of this Agreement shall commence on the Effective Date
         ----
         and continue for a period of twelve (12) months after the Delivery Date, unless earlier terminated as set forth herein (the "Term"). The
                                                                   ----
         Agreement shall automatically renew for successive one year periods unless VerticalNet provides written notice of termination ten days prior to the end of any one year period (each such one year period also being referred to herein as the "Term"). Junglee may, at its option, prior to any new Term, by giving VerticalNet at least 30 days prior written notice thereof, increase the Minimum Guaranteed Advertising Fee payable by the VerticalNet under this Agreement. Junglee shall not make more than one adjustment in any 12-month period. Any increase shall not exceed the lesser of (i) seven percent (7%) per annum, or (ii) the percentage by which the CPI as of the time of the adjustment is higher than the Index as of (A) the date of this Agreement, for the first adjustment, and (B) thereafter, the preceding date that the Minimum Guaranteed Advertising Fee was adjusted pursuant to this Section 10.1. Any fees increased pursuant to this Section 10.1 will remain in effect until Junglee adjusts them again pursuant to this Section 10.1. For purposes hereof, CPI shall mean the All Urban Consumer Index for U.S. Cities Averaged for All Items as determined by the Department of Labor's Bureau of Labor Statistics.

10.2     Termination for Breach or Insolvency. A party shall have the right to
         ------------------------------------
         terminate this Agreement on written notice if (a) the other party ceases to do business in the ordinary course or is insolvent (i.e., unable to pay its debts in the ordinary course as the come due), or is declared bankrupt, or is the subject of any liquidation or insolvency proceeding which is not dismissed within ninety (90) days, or makes any assignment for the benefit of creditors, or (b) the other party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof.

10.3     Effect of Termination. Upon the expiration or termination of this
         ---------------------
         Agreement:

10.3.1   This Agreement shall terminate;

10.3.2 Each party shall immediately pay to the other all amounts due hereunder;

10.3.2 Each party shall, within thirty (30) days of such expiration or termination (i) return to other party or destroy all Confidential Information and all other material received from such other party; (ii) remove or terminate all links on the VerticalNet Site to the Junglee Comparison Shopping Service; and (iii) provide the other party with a signed written statement certifying that it has complied with the foregoing obligations.

10.3.3   All rights granted by Junglee hereunder to VerticalNet shall terminate.

10.3.4   Sections 3.2, 4.3, 4.4, 6, 7, 8, 9, 10 and 11 shall survive the expiration or termination of this Agreement for any reason.

11.      MISCELLANEOUS

11.1     Indemnification. Junglee and VerticalNet shall indemnify and hold
         ---------------
         harmless each other, and their respective directors, officers, employees, and agents, from and against all claims, losses, damages and expenses (including reasonable attorney's fees) resulting from the breach of any agreement, representation or warranty set forth herein.

11.2     Injunctive Relief. The parties acknowledge that the breach or
         -----------------
         threatened breach of Sections 3.2 or 7 would cause irreparable harm to the non-breaching party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which a party may be legally entitled, a party may seek immediate injunctive relief in the event of a breach or threatened breach of such sections by the other party or any of the other party's employees or subcontractors.

11.3     Assignment. This Agreement will be binding upon and inure to the
         ----------
         benefit of the parties hereto and their permitted successors and assigns. Neither party may assign or otherwise transfer this Agreement without the other party's prior written consent. Notwithstanding the prior sentence, VerticalNet may transfer or assign its rights and delegate its obligations under this Agreement, without Junglee's consent and without payment of additional fees or charge, to (i) a purchaser of all or substantially all of the assigning party's stock or assets (ii) an entity with which the assigning party consolidates or merges, or (iii) any direct or indirect wholly-owned subsidiary of VerticalNet, provided that such purchaser, entity or subsidiary agrees in writing to be bound by this Agreement.

11.4     Waiver and Amendment. No modification, amendment or waiver of any
         --------------------
         provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

11.5     Choice of Law; Jurisdiction, Venue. This Agreement shall be governed by
         ----------------------------------
         the laws of the State of California.

11.6     Notices, etc. Any notice required or permitted by this Agreement shall
         ------------
         be deemed given if delivered by registered mail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Delivery shall be deemed effective three (3) days after deposit with postal authorities.

11.7     Independent Contractors. The parties are independent contractors with
         -----------------------
         respect to each other. Each party is not and shall not be deemed to be an employee, agent, partner, joint venturer or legal representative of the other for any purpose and shall not have any right, power or authority to create any obligation or responsibility on behalf of the other.

11.8     Severability. If any provision of this Agreement shall be held by a
         ------------
         court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

11.9     Complete Understanding. This Agreement, including all Exhibits attached
         ----------------------
         hereto and hereby incorporated by reference, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement, either written or oral.

11.10    Force Majeure. Except with respect to obligations to make payments
         -------------
         hereunder, neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster, act of God, labor controversy or threat thereof, civil disturbance or commotion, disruption of the public markets, war or armed conflict or the inability to obtain sufficient material, supplies, labor, transportation, power or other essential commodity or service required in the conduct of its business, including internet access, or any change in or the adoption of any law, ordinance, rule, regulation, order, judgment or decree.

         The party claiming Force Majeure shall promptly notify the other party of the termination of such event. During the period that the performance by Junglee of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, VerticalNet may likewise suspend its payment obligations hereunder. In the event that the duration of any Force Majeure suspending the performance of Junglee's obligations exceeds _____ days, VerticalNet shall have the option to terminate this Agreement, by providing written notice of such termination, which shall be effective upon delivery of such notice and VerticalNet,'s payment obligation hereunder shall be limited to that portion of the Advertising Fee that relate to the percentage of the Term that has been completed. In the event of such termination, Junglee shall be obligated to pay to VerticalNet any Merchant Fee that accrued prior to the effective time of such termination.


                            [Signature Page Follows]
         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the Effective Date.

Accepted by:

JUNGLEE CORP.

By: ________________________
Name:
Title:

Address:
-------

1309 South Mary Avenue
Sunnyvale, CA 94087
Ph: (408) 617-1900
Fax: (408) 522-9470



VerticalNet, Inc.


By: ___________________________
Name: _________________________
Title: ________________________

Address:
-------
2 Walnut Grove Drive
 Suite #150
 Horsham, PA 19044